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                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
National Re Corporation:

         We consent to the use of our reports on the consolidated financial statements and related financial statement schedules of National Re Corporation as of December 31, 1995 and 1994 and for each of the years in the three-year period ended December 31, 1995 which have been incorporated by reference or appear in the National Re Corporation Annual Report on Form 10-K which has been incorporated by reference in the General Re Corporation Form S-4 and to the reference to our firm under the heading "Experts" therein.

         Our reports dated January 25, 1996, refer to the Company's adoption at December 31, 1993 of Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities."


New York, New York
August 23, 1996

                                              /s/ KPMG Peat Marwick LLP

                                              KPMG Peat Marwick LLP